SECOND AMENDMENT TO

REALTY INCOME CORPORATION

2012 INCENTIVE AWARD PLAN

            THIS SECOND AMENDMENT TO THE REALTY INCOME CORPORATION 2012 INCENTIVE AWARD PLAN (this “Second Amendment”) is made and adopted by the Board of Directors (the “Board”) of Realty Income Corporation, a Maryland corporation (the “Company”) as of February 14, 2017.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

            WHEREAS, the Company maintains the Realty Income Corporation 2012 Incentive Award Plan (the “Plan”);

            WHEREAS, pursuant to Section 14.1 of the Plan, the Plan may be wholly or partially amended at any time or from time to time by the Board; and

            WHEREAS, the Company desires to amend the Plan as set forth herein.

            NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein.

AMENDMENT

1.                  Section 11 of the Plan is hereby amended to include a new Section 11.10 as follows:

“11.10 Award Vesting Limitations.  Notwithstanding any other provision of the Plan to the contrary, but subject to Section 14.2 of the Plan, Options and Stock Appreciation Rights granted under the Plan shall vest no earlier than the eighteen (18) month anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Options and Stock Appreciation Rights that result in the issuance of an aggregate of up to 5% of the shares of Common Stock authorized for grant under Section 3.1(a) may be granted to any one or more Eligible Individuals without respect to such minimum vesting provisions. Nothing in this Section 11.10 shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Holder’s death, disability, [Termination of Service] or the consummation of a Change in Control.”

2.                  This Second Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.                  Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.

            I hereby certify that the foregoing Second Amendment was duly adopted by the Board of Directors of Realty Income Corporation on February 14, 2017.

                                                                        By:       /s/ MICHAEL R. PFEIFFER

Michael R. Pfeiffer

Executive Vice President,

General Counsel and Secretary